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                            GALAXY NUTRITIONAL FOODS

For Immediate Release:                        Contact:
November 14, 2005                             Dawn M. Robert, Investor Relations
                                              Galaxy Nutritional Foods, Inc.
                                              (407) 854-0433


                        GALAXY NUTRITIONAL FOODS REPORTS
                        SECOND QUARTER OPERATING RESULTS

ORLANDO, Florida (November 14, 2005) Galaxy Nutritional Foods, Inc. (AMEX:GXY), a leading producer and marketer of nutritious plant-based dairy alternatives for the retail and foodservice markets, today reported its operating results for the second quarter and first half of FY2006.

Galaxy reported a net loss in the quarter ended September 30, 2005, as the Company continued to incur significant expenses that were directly or indirectly related to the pending sale of substantially all of its manufacturing equipment and the transition to a production and distribution outsourcing relationship. Although the Company recorded approximately $500,000 in disposal activity costs in the most recent quarter, management expects to achieve significant and recurring expense reduction benefits from the production and distribution outsourcing relationship, beginning in the fourth quarter of FY2006.

For the quarter ended September 30, 2005, net sales approximated $10.4 million, compared with net sales of $11.9 million in the second quarter of the previous fiscal year. The 12% decline in net sales primarily reflects a reduction in sales due to the transition from indirect sales to Wal-Mart through a private label customer to direct sales to Wal-Mart in April 2005. The Company reported a net loss to common stockholders of ($1,416,138), or ($0.07) per share, in the second quarter of FY2006, compared with restated net income to common stockholders of $410,389, or $0.03 per share, in the prior-year quarter. Approximately 35% of the net loss in the quarter ended September 30, 2005, reflected costs associated with disposal activities related to the transition of production to an outside manufacturer. Gross profit margin improved to 25.1% of sales in the most recent quarter, versus 21.6% of sales in the prior-year quarter, primarily due to a shift in overall sales mix to higher margin branded sales as well as a reduction in overhead costs. General and administrative expenses more than doubled in the second quarter, when compared with the prior-year quarter ($921,934 vs. $444,796), primarily due to additional bad debt costs related to a private label account as well as additional professional fees incurred due to additional filing and correspondence requirements with the SEC.

EBITDA, as adjusted (a non-GAAP measure), approximated ($139,911) in the second quarter of FY2006, compared with EBITDA, as adjusted, of approximately $294,002 in the second quarter of FY2005. EBITDA, as adjusted, is comprised of net income before interest, taxes, depreciation and amortization, and is exclusive of employment contract expense, non-cash compensation related to stock options and warrants, derivative expense, impairment of property and equipment as well as cost of disposal activities.

"Our second fiscal quarter net loss continued to reflect non-recurring costs related to the pending sale of our manufacturing assets and the transition costs related to the outsourcing of our production and distribution activities," stated Michael E. Broll, Chief Executive Officer of Galaxy Nutritional Foods, Inc. "We are pleased with the progress to date, and have already outsourced the majority of our slice, block, and shred products. We expect to outsource the production of our remaining products during the third quarter of FY2006. As we move into the fourth quarter of FY2006, we should begin to realize significant benefits from this production outsourcing and distribution relationship."

"On a longer term basis, we believe that the benefits in transforming Galaxy from a manufacturing company into a branded marketing company will far outweigh the short-term challenges associated with the transition currently underway. Without the cash-flow burden of carrying inventory and managing manufacturing overhead and production issues, management can focus a substantially greater amount of time and resources on the marketing and sale of our products. Of particular importance is the fact that we will be able to take advantage of our outsourcing partner's lower production costs relative to the high production costs of our underutilized plant facilities, as well as their purchasing power with raw materials suppliers. We also expect to realize substantial savings in distribution expense after outsourcing in the third quarter of FY2006. Our interest expense and cash requirements for debt service will decline significantly once we pay down outstanding debt by approximately $8.7 million from the proceeds of the asset sale, which should be completed by the end of our third fiscal quarter. We continue to expect annualized savings from the outsourcing and distribution relationship, as well as, interest expense reductions from the debt reduction, will total approximately $4 million, and our results should begin to reflect these benefits in the fourth quarter of the current fiscal year."

"From a strategic perspective, we have begun testing a new consumer advertising and promotional program in certain markets that highlights and communicates the benefits of our healthy food products in terms of no cholesterol, low fat and an excellent source of calcium," continued Broll. "Our goal is to increase the presence of our products on retail store shelves and to increase household penetration and build market share in specific markets. I am pleased to report that we have experienced a sales lift ranging from 10% to 20%, in those markets that were covered by our increased television marketing activities, and we look forward to becoming even more pro-active in consumer marketing once the outsourcing of our production is fully implemented."

"The final step, from a procedural perspective, will occur at our Special Shareholders' Meeting on December 5, 2005, at which time our shareholders will vote upon the proposed sale of substantially all of our manufacturing and production equipment for $8.7 million in cash. We have already received the necessary approvals from our lenders for this transaction, and if shareholders approve as well, the transfer of our assets and production activities should be fully completed by December 31, 2005."

For the six months ended September 30, 2005 sales approximated $20.3 million, compared with net sales of $23.1 million in the first half of the previous fiscal year. The 12% decline in net sales primarily reflects a reduction in sales due to the transition from indirect sales to Wal-Mart through a private label customer to direct sales to Wal-Mart in April 2005. The Company reported a net loss to common stockholders of ($10,560,252), or ($0.55) per share, in the first half of FY2006, compared with a restated net loss to common stockholders of ($654,258), or ($0.04) per share, in the corresponding period of the previous fiscal year. Approximately 90% ($9.5 million) of the net loss in the first half of FY2006, reflected costs associated with asset impairment charges and costs associated with disposal activities, along with $870,837 in non-cash stock-based compensation expense.

Business Outlook for FY2006

The statements throughout this release are forward-looking in nature, and actual results may differ materially. Please refer to Galaxy's quarterly and annual reports as filed with the Securities and Exchange Commission (SEC) for a more complete description of risks.


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

Given no change in the current business or economic environment, the Company expects:

      >> Moderate decline in sales in FY2006, primarily due to the reduction in private label products sold through Wal-Mart.

      >> To report positive operating profits, excluding non-cash stock compensation charges, the cost of disposal activities and impairment or loss on the sale of assets, for FY2006.

      >> To report positive EBITDA, as adjusted (a non-GAAP measure), excluding non-cash stock compensation charges, the cost of disposal activities and impairment or loss on the sale of assets, for FY2006.

Footnote on non-GAAP Measures Presented Above

Management utilizes certain non-GAAP measures such as EBITDA, as adjusted, because it provides useful information to management and investors in order to accurately review the Company's current on-going operations and business trends related to its financial condition and results of operations. Additionally, these measures are key factors upon which the Company prepares its budgets, forecasts and evaluates loan covenants. In its determination of non-GAAP measures, management excludes the non-cash compensation related to stock-based compensation, the cost of disposal activities, impairment or loss on the sale of assets, as well as the employment contract expense from its analysis of operating income because it believes that these items do not accurately reflect the Company's current on-going operations. With respect to non-cash compensation, derivative expense and fair value of warrants, they are calculated based on fluctuations in the Company's stock price which are outside the Company's control and typically do not reflect the Company's operations. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures reported by other companies.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host an investor conference call today at 11:00 a.m. EST; shareholders and other interested parties may participate in the conference call by dialing 800-322-0079 (international/local participants dial 973-409-9258), and referencing the ID passcode 6689896, a few minutes before 11:00 am EST on November 15, 2005. The call will also be broadcast live on the Internet at http://phx.corporate-ir.net/playerlink.zhtml?c=102653&s=wm&e=1160211. The call will be archived on the Internet through February 13, 2006 at http://phx.corporate-ir.net/playerlink.zhtml?c=102653&s=wm&e=1160211.


About Galaxy Nutritional Foods, Inc. Galaxy Nutritional Foods(R) is the leading producer of health-promoting plant-based dairy and dairy-related alternatives for the retail and foodservice markets. An exclusive, new and technologically advanced, safer "hot process" is used to produce these phytonutrient-enriched products, made from nature's best grains - soy, rice and oats. Veggie products are low fat and fat free (saturated fat and trans-fatty acid free), cholesterol and lactose free, are growth hormone and antibiotic free, and have more calcium, vitamins and other minerals than conventional dairy products. Because they are made with plant proteins, the products are more environmentally friendly and economically efficient than dairy products derived solely from animal proteins. Galaxy's products are part of the healthy and natural foods category, the fastest growing segment of the retail food market. Galaxy brand names include:
Galaxy Nutritional Foods(R); Veggie(R); Veggie Nature's Alternative(TM); Veggie Slices(R); Soyco(R); Soymage(R); Wholesome Valley(R); Lite Bakery(R); and Galaxy Nutritional Foods Smart Choice Cheese Products(R). For more information, please visit Galaxy's website at: www.galaxyfoods.com.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, OR OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THOSE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT UNANTICIPATED EVENTS OR DEVELOPMENTS.

                          (Financial statements follow)



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

                         GALAXY NUTRITIONAL FOODS, INC.
                                 Balance Sheets

                                                               SEPTEMBER 30,     MARCH 31,
                                                                    2005            2005
                                                               -------------    ------------
                                                                (Unaudited)
                                  ASSETS
CURRENT ASSETS:
  Cash                                                                    --    $    561,782
  Trade receivables, net                                           6,026,258       4,644,364
  Inventories                                                      3,283,094       3,811,470
  Prepaid expenses and other                                         371,547         219,592
                                                               -------------    ------------

          Total current assets                                     9,680,899       9,237,208

PROPERTY AND EQUIPMENT, NET                                        9,330,257      18,246,445
OTHER ASSETS                                                         352,048         286,013
                                                               -------------    ------------

          TOTAL                                                   19,363,204    $ 27,769,666
                                                               =============    ============

              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Line of credit                                               $   4,275,221    $  5,458,479
  Book overdraft                                                     130,834              --
  Accounts payable                                                 3,198,435       3,057,266
  Accrued and other current liabilities                            1,801,241       2,130,206
  Current portion of accrued employment contracts                    903,362         586,523
  Current portion of term notes payable                            8,670,985       1,320,000
  Current portion of obligations under capital leases                114,792         194,042
                                                               -------------    ------------

          Total current liabilities                               19,094,870      12,746,516

ACCRUED EMPLOYMENT CONTRACTS, less current portion                   743,887         993,305
TERM NOTES PAYABLE, less current portion                                  --       6,921,985
OBLIGATIONS UNDER CAPITAL LEASES, less current portion                68,258          85,337
                                                               -------------    ------------

          Total liabilities                                       19,907,015      20,747,143
                                                               -------------    ------------

COMMITMENTS AND CONTINGENCIES                                             --              --

TEMPORARY EQUITY:
  Common stock, subject to registration                            2,680,590       2,220,590

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock                                                       175,511         164,115
  Additional paid-in capital                                      68,360,749      65,838,227
  Accumulated deficit                                            (58,868,000)    (48,307,748)
                                                               -------------    ------------

                                                                   9,668,260      17,694,594
  Less:  Notes receivable arising from the exercise
         of stock options                                        (12,772,200)    (12,772,200)
         Treasury stock                                             (120,461)       (120,461)
                                                               -------------    ------------

          Total stockholders' equity (deficit)                    (3,224,401)      4,801,933
                                                               -------------    ------------

          TOTAL                                                $  19,363,204    $ 27,769,666
                                                               =============    ============

                         GALAXY NUTRITIONAL FOODS, INC.
                            Statements of Operations
                                   (UNAUDITED)

                                              THREE MONTHS ENDED              SIX MONTHS ENDED
                                                 SEPTEMBER 30,                  SEPTEMBER 30,
                                        ----------------------------    ----------------------------
                                            2005            2004           2005             2004
                                        ------------    ------------    ------------    ------------
                                                          RESTATED                        RESTATED
NET SALES                               $ 10,438,225    $ 11,900,553    $ 20,289,378    $ 23,092,231

COST OF GOODS SOLD                         7,817,351       9,319,969      15,400,206      17,571,299
                                        ------------    ------------    ------------    ------------
  Gross margin                             2,620,874       2,580,584       4,889,172       5,520,932
                                        ------------    ------------    ------------    ------------

OPERATING EXPENSES:
Selling                                    1,557,547       1,572,470       2,493,792       3,032,870
Delivery                                     726,078         615,257       1,341,549       1,208,583
Employment contract expense - general
  and administrative                              --         444,883              --         444,883
General and administrative, including
  $3,319, ($121,172), $870,837 and
  $41,202 non-cash compensation
  related to stock based transactions        921,934         444,796       2,523,464       1,240,512
Research and development                      89,052          78,932         180,094         151,618
Cost of disposal activities                  499,556              --         754,567              --
Impairment of property and equipment              --              --       7,896,554              --
Loss on sale of assets                         6,242              --           5,606              --
                                        ------------    ------------    ------------    ------------
  Total operating expenses                 3,800,409       3,156,338      15,195,626       6,078,466
                                        ------------    ------------    ------------    ------------

INCOME (LOSS) FROM OPERATIONS             (1,179,535)       (575,754)    (10,306,454)       (557,534)
                                        ------------    ------------    ------------    ------------

OTHER INCOME (EXPENSE):
Interest expense                            (293,603)       (264,008)       (650,798)       (523,824)
Derivative income                                 --         442,606              --         321,487
Gain/(loss) on fair value of warrants         57,000         620,247         397,000         461,351
                                        ------------    ------------    ------------    ------------
    Total other income (expense)            (236,603)        798,845        (253,798)        259,014
                                        ------------    ------------    ------------    ------------

NET INCOME (LOSS)                       $ (1,416,138)   $    223,091    $(10,560,252)   $   (298,520)

Less:
Preferred stock dividends                         --          38,006              --          80,398
Preferred stock accretion to
  redemption value                                --        (225,304)             --         275,340
                                        ------------    ------------    ------------    ------------

NET INCOME (LOSS) TO COMMON
  STOCKHOLDERS                          $ (1,416,138)   $    410,389    $(10,560,252)   $   (654,258)
                                        ============    ============    ============    ============


BASIC AND DILUTED NET INCOME (LOSS)
  PER COMMON SHARE                      $      (0.07)   $       0.03    $      (0.55)   $      (0.04)
                                        ============    ============    ============    ============

                         GALAXY NUTRITIONAL FOODS, INC.
                            Statements of Cash Flows
                                   (UNAUDITED)


Six Months Ended September 30,                                           2005            2004
                                                                     ------------    ------------
                                                                                       RESTATED
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                                           $(10,560,252)   $   (298,520)
  Adjustments to reconcile net loss to net cash from (used in)
    operating activities:
      Depreciation and amortization                                     1,075,852       1,092,086
      Amortization of debt discount and financing costs                   105,718          49,615
      Provision for losses on trade receivables                           754,451         164,000
      Impairment of property and equipment and (gain)/loss on sale
        of assets                                                       7,902,161              --
      Change in fair value of derivative instrument                            --        (321,487)
      (Gain) Loss on fair value of warrants                              (397,000)       (461,351)
      Non-cash compensation related to stock-based transactions           870,837          41,202
      (Increase) decrease in:
        Trade receivables                                              (2,136,345)     (2,019,628)
        Inventories                                                       528,376        (339,254)
        Prepaid expenses and other                                       (151,955)        (47,802)
      Increase (decrease) in:
        Accounts payable                                                  141,169       1,173,240
        Accrued and other liabilities                                     301,456         343,691
                                                                     ------------    ------------

   NET CASH FROM (USED IN) OPERATING ACTIVITIES                        (1,565,532)       (624,208)
                                                                     ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                      (82,525)        (77,207)
  Proceeds from sale of equipment                                          20,700          22,482
                                                                     ------------    ------------

   NET CASH FROM (USED IN) INVESTING ACTIVITIES                           (61,825)        (54,725)
                                                                     ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in book overdrafts                                             130,834              --
  Net borrowings (payments) on line of credit                          (1,183,258)      1,276,485
  Borrowing on term notes payable                                       1,200,000              --
  Repayments on term notes payable                                       (550,000)       (480,000)
  Principal payments on capital lease obligations                         (96,329)       (133,731)
  Financing costs for long term debt                                     (179,093)             --
  Costs associated with issuance of common stock                               --         (22,500)
  Proceeds from issuance of common stock under employee stock
    purchase plan                                                          11,861          12,480
  Proceeds from exercise of common stock options                            2,560              --
  Proceeds from exercise of common stock warrants                       1,729,000              --
                                                                     ------------    ------------

   NET CASH FROM (USED IN) FINANCING ACTIVITIES                         1,065,575         652,734
                                                                     ------------    ------------

NET INCREASE (DECREASE) IN CASH                                          (561,782)        (26,199)

CASH, BEGINNING OF PERIOD                                                 561,782         449,679
                                                                     ------------    ------------

CASH, END OF PERIOD                                                  $         --    $    423,480
                                                                     ============    ============

                         GALAXY NUTRITIONAL FOODS, INC.
            EBITDA, as adjusted, (a non-GAAP measure) Reconciliation
                                   (Unaudited)

                                      THREE MONTHS ENDED                 SIX MONTHS ENDED
                                         SEPTEMBER 30,                     SEPTEMBER 30,
                                     2005             2004             2005             2004
                                 ------------     ------------     ------------     ------------
NET SALES                        $ 10,438,225     $ 11,900,553     $ 20,289,378     $ 23,092,231
                                 ------------     ------------     ------------     ------------

NET INCOME (LOSS)                $ (1,416,138)    $    223,091     $(10,560,252)    $   (298,520)
  Plus:
Non-cash compensation (income)
  expense                               3,319         (121,172)         870,837           41,202
Employment contract expense                --          444,883               --          444,883
Cost of disposal activities           499,556               --          754,567               --
Impairment of property and
   equipment                               --               --        7,896,554               --
Derivative expense                         --         (442,606)              --         (321,487)
(Gain)/loss on fair value of
  warrants                            (57,000)        (620,247)        (397,000)        (461,351)
Interest expense                      293,603          264,008          650,798          523,824
Depreciation and amortization
  expense                             536,749          546,045        1,075,852        1,092,086
                                 ------------     ------------     ------------     ------------
    EBITDA, as adjusted              (139,911)         294,002          291,356        1,020,637
                                 ------------     ------------     ------------     ------------

                                 ------------     ------------     ------------     ------------
     As a % of Net Sales                 (1.3%)            2.5%             1.4%             4.4%
                                 ============     ============     ============     ============



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